CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement of Templeton Developing Markets Trust on Form N-1A, File No. 33-42163, of our report dated January 31, 2001, relating to the financial statements and financial highlights Templeton Developing Markets Trust which appear in the December 31, 2000 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."


/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 17, 2001